CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus for Federated Mid-Cap Index Fund, dated December 31, 2005, which is included in the Prospectus/Proxy Statement in the Registration Statement of Federated Index Trust on Form N-14.

We also consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information for Federated Mid-Cap Index Fund, dated December 31, 2005, which is incorporated by reference in the Prospectus/Proxy Statement in the Registration Statement of Federated Index Trust on Form N-14.

We also consent to the reference to our firm under the caption "Financial Highlights- Federated Fund" in the Prospectus/Proxy Statement of Federated Index Trust and to the incorporation by reference of our report, dated December 12, 2005, on Federated Mid-Cap Index Fund (a portfolio of Federated Index Trust) included in the Annual Report to Shareholders for the fiscal year ended October 31, 2005, in this Registration Statement of Federated Index Trust on Form N-14.



                                          ERNST & YOUNG LLP


Boston, Massachusetts
December 21, 2005